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EXHIBIT 10.04

2005 DISTRIBUTION ELECTION FORM
VALERO ENERGY CORPORATION
DEFERRED COMPENSATION PLAN

Optional Payment Election Upon Retirement	DEFAULT PAYMENT IF NO ELECTION IS MADE: Fifteen annual installments commencing at date of retirement

I elect that upon retirement, the value of my Plan account will be paid as soon as administratively possible. I execute this election of my own free will and with the full understanding of its effect. This election pertains to the existing account balance as well as all future contributions and account activity. It will remain in effect until retirement or a new election is made. I elect to receive payment(s) at the following time (choose one):

  ☐
  As soon as administratively possible following retirement

  ☐
  January 1 after the year of retirement

AND

I elect to receive payment(s) in the following manner (choose one):

  ☐
  Lump sum

  ☐
  Five annual installments

  ☐
  Ten annual installments

  ☐
  Fifteen annual installments (default payment option if no election is made)

Optional Payment Election Upon Termination	DEFAULT PAYMENT IF NO ELECTION IS MADE: Immediate lump sum payable within 90 days after termination

I elect that upon termination, the value of my Plan account will be paid as soon as administratively possible. I execute this election of my own free will and with the full understanding of its effect. This election pertains to the existing account balance as well as all future contributions and account activity. It will remain in effect until termination or a new election is made. I elect to receive payment(s) at the following time (choose one):

  ☐
  Immediately

  ☐
  January 1 after the year of termination

AND

I elect to receive payment(s) in the following manner (choose one):

  ☐
  Lump sum (default payment option if no election is made)

  ☐
  Five annual installments

Distribution on Specified Date

In accordance with Section 6.5 of the Plan, I hereby elect to receive in one lump sum payment that portion of my Account derived from deferrals under the Plan (the "Account") to which I am entitled to withdraw, pursuant to the terms of the Plan, on the date(s) specified below, or the balance of the Account, if less. Any amounts distributed pursuant to this election shall immediately reduce my Account accordingly.
Date of Specified Event	Amount of Elective Deferral or Total Amount of the Account (Whichever is Less)

NOTE: The Company has taken measures to design the Plan in a manner that conforms to current tax law. However, it is possible that new legislation could affect your distribution elections. Generally, it is intended that distribution elections submitted pursuant to the Plan will be governed by the terms and conditions of the Plan, and your elections will be subject to modifications made to the Plan to conform with federal legislation or to the terms of another plan if the Company chooses to implement a new plan to conform to federal legislation.

ACKNOWLEDGED AND AGREED:

Participant's Signature	Date
«First Name» «Last Name» Participant's Name	«Emplid» Participant's Employee ID Number

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  EXHIBIT 10.04